UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 19, 2005

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

K-Swiss Inc. (the “Company”) today issued a press release announcing that the Company’s Board of Directors had declared a quarterly cash dividend of $0.05 per share for the second quarter ending June 30, 2005, increasing its second quarter cash dividend for the second quarter by 100%. The dividend is payable on July 15, 2005 to stockholders of record as of June 30, 2005. This press release is attached as Exhibit 99.1.

The Company is also announcing the following results from its 2005 Annual Meeting of Stockholders held on May 19, 2005. At the meeting, the following directors were elected to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

Class A Directors	Class B Directors
David Lewin	Steven Nichols
Mark Louie	George Powlick
Lawrence Feldman
Stephen Fine
Martyn Wilford

Of the 24,540,114 shares of Class A Common Stock represented at the meeting, the Class A Directors named above were elected with the following votes:

	Number of Votes Received
Name	For	Withheld
David Lewin	16,928,434	7,611,680
Mark Louie	24,089,847	450,267

Of the 8,378,128 shares of Class B Common Stock represented at the meeting, the Class B Directors named above were elected with the following votes:

	Number of Votes Received
Name	For	Withheld
Steven Nichols	83,781,280	—
George Powlick	83,781,280	—
Lawrence Feldman	83,781,280	—
Stephen Fine	83,781,280	—
Martyn Wilford	83,781,280	—

Also at the meeting, the Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditor.

Of the 24,540,114 shares of Class A Common Stock and 8,378,128 shares of Class B Common Stock represented at the meeting the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor received the following votes (with each share of Class A Common Stock entitled to one vote and each share of B Common Stock entitled to 10 votes):

Number of Votes Received
For	108,306,898
Against	11,261
Abstain	3,235

No other matters came before the meeting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated May 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: May 19, 2005	By:	/s/ GEORGE POWLICK
George Powlick
Vice President Finance, Chief Operating Officer, Chief Financial Officer and Director

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 19, 2005

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